For period ended 12/31/2009
Registrant Name: American Beacon Select Funds
File Number: 811-9603

Exhibit 99.77B

Report of Independent Registered Public Accounting Firm


To the Shareholders and Board of Trustees of American Beacon Select Funds:

In planning and performing our audits of the financial statements of American Beacon Select Funds (comprised of American Beacon Money Market Select Fund and American Beacon U.S. Government Money Market Select Fund) as of and for the year ended December 31, 2009, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered American Beacon Select Funds' internal control over financial reporting, including controls over safe-guarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of American Beacon Select Funds' internal control over financial reporting. Accordingly, we express no such opinion.

The management of American Beacon Select Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfill-ing this responsibility, estimates and judgments by management are required to assess \the expected benefits and related costs of controls. A company's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a company's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of American Beacon Select Funds' annual or interim financialstatements will not be prevented or detected on a timely basis.

Our consideration of American Beacon Select Funds' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). However, we noted no deficiencies in American Beacon Select Funds' internal control over financial reporting and its operation, including controls over safeguarding securities, which we consider to be a material weakness as defined above as of December 31, 2009.

This report is intended solely for the information and use of management and the Board of Trustees of American Beacon Select Funds and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

                                        		 /s/ Ernst & Young LLP

Dallas, Texas
February 26, 2010